Exhibit 4(f)

This Security is a Global Security within the meaning of the Indenture hereinafter referred to and is registered in the name of a Depositary or a nominee thereof.  This Security may not be transferred to, or registered or exchanged for Securities registered in the name of, any Person other than the Depository Trust Company or a nominee thereof and no such transfer may be registered, except in the limited circumstances described in the Indenture.  Every Security authenticated and delivered upon registration or transfer of, or in exchange for or in lieu of, this Security shall be a Global Security subject to the foregoing, except in such limited circumstances.

UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

CARLISLE COMPANIES INCORPORATED

$[•]

[•]% Notes Due [•]

No. [•]

CUSIP [•]

Principal Sum: [•] DOLLARS ($[•])

Certain capitalized terms used but not defined herein shall have the meanings given to them in the Indenture under which this Security is issued.

Carlisle Companies Incorporated, a Delaware corporation (herein called the “Company,” which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the Principal Sum specified above, as may reduced from time to time pursuant to Schedule A hereto, on [•], 20    , unless earlier redeemed or repaid as herein provided, and to pay interest, if any, thereon from [•], 20     or from the most recent Interest Payment Date to which interest has been paid or duly provided for, [semi-annually] [quarterly] [monthly] [other description of the relevant payment period] on [•] and [•] in each year, commencing [•], 20     until the principal hereof is paid or made available for payment at the rate per annum of [•]%.  The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Record Date for such interest, which shall be the [•] or [•] (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.  Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Record Date and may either be paid to the Person in whose name this

Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

Payment of the principal of and interest on this Security will be made by transfer of immediately available funds to a bank account in the Borough of Manhattan, the City of New York designated by the holder in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS SECURITY SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH HEREIN.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company has caused this instrument to be signed manually or by facsimile by its duly authorized officer.

Dated:

CARLISLE COMPANIES INCORPORATED
[CORPORATE SEAL]

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated herein and referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON,

as Series Trustee

By:
Authorized Signatory

[REVERSE OF SECURITY]

This Security is one of a duly authorized issue of Securities of the Company designated as its “[•]% Notes Due [•]” (herein called the “Securities”), limited in aggregate principal amount to $[•] issued and to be issued under an Indenture, dated as of January 15, 1997, between the Company and U.S. Bank National Association (as successor in interest to State Street Bank and Trust Company, as successor in interest to Fleet National Bank), as Trustee, as amended and supplemented by the First Supplemental Indenture, dated as of August 18, 2006, among the Company, U.S. Bank National Association, as Original Trustee, and The Bank of New York Mellon (as successor in interest to The Bank of New York Trust Company, N.A.), as Series Trustee, herein called the “Trustee” which term includes any successor trustee under the Indenture (such Indenture and the First Supplemental Indenture collectively, the “Indenture”), [INSERT reference to additional supplemental indenture[s], if necessary], to which indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are and are to be, authenticated and delivered.

In the event that (i) the Depositary or another depositary in respect of the Securities of this series, as the case may be, notifies the Company that it is unwilling or unable to continue as a depository and a successor depository is not appointed by the Company within 60 days of such notice, (ii) the Depositary with respect to such Global Securities so requests following an Event of Default under this Indenture or (iii) the owner of a beneficial interest in the Global Securities requests such exchange in writing delivered through the Depositary or the Company following an Event of Default under this Indenture, then the Holder hereof shall surrender this Global Security to the Trustee for cancellation and whereupon, in accordance with Section 3.05 of the Indenture, the Company will execute and the Trustee will authenticate and deliver Securities of this series in definitive registered form without coupons, in denominations of $2,000 and any integral multiple of $1,000 in excess thereof, and in an aggregate principal amount equal to the principal amount of this Global Security at the time outstanding in exchange for this Global Security.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not any amount due in respect of this Security be overdue, and none of the Company, the Trustee or any such agent shall be affected by notice to the contrary.

The Securities shall be governed by and construed in accordance with the laws of the State of New York.

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SCHEDULE A

SCHEDULE OF PRINCIPAL SUM REDUCTIONS

Principal Sum outstanding as of [•]: $[•]

Thereafter, the following decreases have been made:

Date of Redemption or Repurchase	Principal Amount Redeemed or Repurchased	Principal Amount Remaining	Notation Made by or on Behalf of the Trustee

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